UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On June 26, 2025, CRISPR Therapeutics AG (the “Company”) announced updates across its in vivo cardiovascular disease programs. These include new data for CTX310™, targeting ANGPTL3, as well as continued progress on CTX320™, targeting the LPA gene, and CTX340™, targeting the AGT gene.

CTX310

CTX310 is in an ongoing Phase 1 first-in-human clinical trial targeting ANGPTL3 in four patient groups: homozygous familial hypercholesterolemia, or HoFH, severe hypertriglyceridemia, heterozygous familial hypercholesterolemia, or mixed dyslipidemias. Eligible participants have levels of TG >300 mg/dL and/or LDL-C >100 mg/dL (or >70 mg/dL for subjects with atherosclerotic heart disease). Both low-density lipoprotein, or LDL, and triglyceride, or TG, are validated surrogate endpoints accepted by regulatory agencies.

CTX310 continues to demonstrate dose-dependent reductions in TG and LDL. These new results build upon previously disclosed top-line data from the first 10 patients across the first four cohorts (lean body weight-based doses of dose level 1 [0.1 mg/kg], dose level 2 [0.3 mg/kg], dose level 3 [0.6 mg/kg] and dose level 4 [0.8 mg/kg] with at least 30 days of follow-up for each participant. As dose-range finding continues, data to date demonstrate peak reductions of up to 82% in TG and LDL reductions of up to 86% at dose level 4 without any clinically significant changes in liver enzymes and a safety and tolerability profile consistent with previous findings.

CTX320

CTX320 is in an ongoing Phase 1 clinical trial targeting the LPA gene in patients with elevated lipoprotein(a) [Lp(a)], a genetically determined risk factor associated with increased incidence of major adverse cardiovascular events. Elevated Lp(a) levels affect up to 20% of the global population.

The Phase 1 trial is enrolling patients and dose-finding is ongoing. An update is now expected in the first half of 2026, reflecting a strategic decision to incorporate emerging insights from the evolving Lp(a) landscape.

CTX340

The Company is also advancing its preclinical in vivo cardiovascular program CTX340, targeting angiotensinogen for the treatment of refractory hypertension. CTX340 is currently progressing through IND/CTA-enabling studies.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in the Company's most recent annual report on Form 10-K and in any other subsequent filings made by the Company with the U.S. Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law. This Current Report on Form 8-K also contains information regarding our industry, our business and the markets for certain of our product candidates, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Unless otherwise expressly stated, we obtained this industry, business, market and other data from market research firms and other third parties, including medical publications, government data and similar sources. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	June 26, 2025	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer